Exhibit 99.1

Paramount Announces Second Quarter 2020 Results

– Leases over 500,000 square feet through June –

– Reports office rent collections of 97.8% in the second quarter –

NEW YORK – July 29, 2020 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 today and reported results for the second quarter ended June 30, 2020.

Second Quarter Highlights:

Results of Operations:

•

Reported net loss attributable to common stockholders of $6.3 million, or $0.03 per diluted share, for the quarter ended June 30, 2020, compared to net income attributable to common stockholders of $2.5 million, or $0.01 per diluted share, for the quarter ended June 30, 2019.

•

Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $50.1 million, or $0.23 per diluted share, for the quarter ended June 30, 2020, compared to $53.2 million, or $0.23 per diluted share, for the quarter ended June 30, 2019.

•

Net loss attributable to common stockholders and Core FFO attributable to common stockholders for the quarter ended June 30, 2020, include (i) $7.0 million of non-cash write-offs, primarily for straight-line rent receivables, and (ii) $1.8 million of reserves for uncollectible accounts receivable. These amounts reduced net income attributable to common stockholders and Core FFO attributable to common stockholders for the quarter ended June 30, 2020 by an aggregate of $8.8 million, or $0.04 per diluted share.

•	Reported a 4.1% decrease in Same Store Cash Net Operating Income (“NOI”) and a 0.9% increase in Same Store NOI in the quarter ended June 30, 2020, compared to the same period in the prior year.
•

Leased 300,570 square feet, of which the Company’s share was 169,898 square feet that was leased at a weighted average initial rent of $93.47 per square foot. Of the square footage leased, 159,548 square feet represented second generation space, for which the Company achieved a positive mark-to-market of 24.2% on a cash basis and 19.2% on a GAAP basis.

•	Reported portfolio-wide rent collections of 96.4% in the second quarter, including 97.8% from office tenants and 57.6% from all other tenants, including retail.

Transactions and Capital Markets Activity:

•

Realized net proceeds of $112.0 million from the completion of the previously announced sale of a 10.0% interest in 1633 Broadway, a 2.5 million square foot trophy office building located in New York City (based on a property valuation of $2.4 billion, or $960 per square foot).

•	Ended the quarter with over $1.35 billion in liquidity, comprised of over $550.0 million of cash and restricted cash and $800.0 million of borrowing capacity under its revolving credit facility.
•	Declared a second quarter cash dividend of $0.10 per common share on June 15, 2020, which was paid on July 15, 2020.

Financial Results

Quarter Ended June 30, 2020

Net loss attributable to common stockholders was $6.3 million, or $0.03 per diluted share, for the quarter ended June 30, 2020, compared to net income attributable to common stockholders of $2.5 million, or $0.01 per diluted share, for the quarter ended June 30, 2019. Net loss attributable to common stockholders for the quarter ended June 30, 2020 includes (i) $7.0 million, or $0.03 per diluted share, of non-cash write-offs, primarily for straight-line rent receivables, and (ii) $1.8 million, or $0.01 per diluted share, of reserves for uncollectible accounts receivable.

Funds from Operations (“FFO”) attributable to common stockholders was $50.7 million, or $0.23 per diluted share, for the quarter ended June 30, 2020, compared to $54.2 million, or $0.23 per diluted share, for the quarter ended June 30, 2019. FFO attributable to common stockholders for the quarter ended June 30, 2020 includes (i) $7.0 million, or $0.03 per diluted share, of non-cash write-offs, primarily for straight-line rent receivables, and (ii) $1.8 million, or $0.01 per diluted share, of reserves for uncollectible accounts receivable. In addition, FFO attributable to common stockholders for the quarters ended June 30, 2020 and 2019 includes the impact of non-core items, which are listed in the table on page 9. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the quarters ended June 30, 2020 and 2019 by $0.6 million and $1.0 million, respectively, or $0.00 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $50.1 million, or $0.23 per diluted share, for the quarter ended June 30, 2020, compared to $53.2 million, or $0.23 per diluted share, for the quarter ended June 30, 2019.

Six Months Ended June 30, 2020

Net loss attributable to common stockholders was $2.9 million, or $0.01 per diluted share, for the six months ended June 30, 2020, compared to net income attributable to common stockholders of $6.2 million, or $0.03 per diluted share, for the six months ended June 30, 2019. Net loss attributable to common stockholders for the six months ended June 30, 2020 includes (i) $7.0 million, or $0.03 per diluted share, of non-cash write-offs, primarily for straight-line rent receivables, and (ii) $1.8 million, or $0.01 per diluted share, of reserves for uncollectible accounts receivable.

FFO attributable to common stockholders was $112.2 million, or $0.50 per diluted share, for the six months ended June 30, 2020, compared to $109.4 million, or $0.47 per diluted share, for the six months ended June 30, 2019. FFO attributable to common stockholders for the six months ended June 30, 2020 includes (i) $7.0 million, or $0.03 per diluted share, of non-cash write-offs, primarily for straight-line rent receivables, and (ii) $1.8 million, or $0.01 per diluted share, of reserves for uncollectible accounts receivable. In addition, FFO attributable to common stockholders for the six months ended June 30, 2020 and 2019 includes the impact of non-core items, which are listed in the table on page 9. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the six months ended June 30, 2020 by $0.6 million, or $0.00 per diluted share, and decreased FFO attributable to common stockholders for the six months ended June 30, 2019 by $1.0 million, or $0.00 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $111.6 million, or $0.50 per diluted share, for the six months ended June 30, 2020, compared to $110.4 million, or $0.47 per diluted share, for the six months ended June 30, 2019.

Portfolio Operations

Quarter Ended June 30, 2020

Same Store Cash NOI decreased by $3.5 million, or 4.1%, to $83.8 million for the quarter ended June 30, 2020 from $87.3 million for the quarter ended June 30, 2019. Same Store NOI increased by $0.9 million, or 0.9%, to $99.5 million for the quarter ended June 30, 2020 from $98.6 million for the quarter ended June 30, 2019.

During the quarter ended June 30, 2020, the Company leased 300,570 square feet, of which the Company’s share was 169,898 square feet that was leased at a weighted average initial rent of $93.47 per square foot. This leasing activity, offset by lease expirations in the quarter decreased same store leased occupancy (properties owned by us during both reporting periods in a similar manner and not classified as discontinued operations) by 20 basis points to 95.7% at June 30, 2020 from 95.9% at March 31, 2020. Of the 300,570 square feet leased in the second quarter, 159,548 square feet represented second generation space (space that had been vacant for less than twelve months) for which the Company achieved a positive mark-to-market of 24.2% on a cash basis and 19.2% on a GAAP basis. The weighted average lease term for leases signed during the second quarter was 4.2 years and weighted average tenant improvements and leasing commissions on these leases were $8.93 per square foot per annum, or 9.6% of initial rent.

Six Months Ended June 30, 2020

Same Store Cash NOI increased by $0.2 million, or 0.1%, to $174.6 million for the six months ended June 30, 2020 from $174.4 million for the six months ended June 30, 2019. Same Store NOI increased by $2.3 million, or 1.2%, to $200.0 million for the six months ended June 30, 2020 from $197.7 million for the six months ended June 30, 2019.

During the six months ended June 30, 2020, the Company leased 507,354 square feet, of which the Company’s share was 295,966 square feet that was leased at a weighted average initial rent of $92.67 per square foot. This leasing activity, offset by lease expirations in the six months decreased same store leased occupancy (properties owned by us during both reporting periods in a similar manner and not classified as discontinued operations), by 20 basis points to 95.7% at June 30, 2020 from 95.9% at December 31, 2019. Of the 507,354 square feet leased in the six months, 263,856 square feet represented second generation space (space that had been vacant for less than twelve months) for which the Company achieved a positive mark-to-market of 26.9% on a cash basis and 26.0% on a GAAP basis. The weighted average lease term for leases signed during the six months was 4.5 years and weighted average tenant improvements and leasing commissions on these leases were $8.04 per square foot per annum, or 8.7% of initial rent.

Guidance

The Company had previously provided its 2020 guidance on February 12, 2020, prior to the COVID-19 pandemic, which has materially impacted the U.S. and global economy. The Company withdrew its previously issued 2020 guidance on April 29, 2020 and is not providing an updated outlook at this time given the continued economic uncertainty and rapidly-evolving circumstances related to the COVID-19 pandemic. The Company will discuss the second quarter results and provide commentary on its business performance during its second quarter conference call.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the negative impact of the COVID-19 global pandemic on the U.S., regional and global economies and our tenants’ financial condition and results of operations, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, regulatory changes, including changes to tax laws and regulations, and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with GAAP, adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate fund investments, unrealized gains or losses on interest rate swaps, severance costs and gains or losses on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE's share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by us in a similar manner during both the current period and prior reporting periods, and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended June 30, 2020, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, July 30, 2020 at 10:00 a.m. Eastern Time (ET), during which management will discuss the second quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on July 30, 2020 through August 6, 2020 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13706621.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.paramount-group.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Executive Vice President, Chief Financial Officer 212-237-3122 ir@paramount-group.com	Robert Simone Director, Business Development & Investor Relations 212-237-3138 ir@paramount-group.com

Media:

212-492-2285

pr@paramount-group.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	June 30, 2020	December 31, 2019
Real estate, at cost
Land	$1,966,237	$1,966,237
Buildings and improvements	5,957,831	5,923,648
	7,924,068	7,889,885
Accumulated depreciation and amortization	(873,732)	(790,216)
Real estate, net	7,050,336	7,099,669
Cash and cash equivalents	522,502	306,215
Restricted cash	33,957	25,272
Investments in unconsolidated joint ventures	421,183	449,180
Investments in unconsolidated real estate funds	13,041	10,317
Accounts and other receivables	18,738	19,231
Due from affiliates	-	36,918
Deferred rent receivable	321,480	301,588
Deferred charges, net	123,446	126,367
Intangible assets, net	179,244	203,169
Assets related to discontinued operations	103,915	104,836
Other assets	45,340	51,373
Total assets	$8,833,182	$8,734,135

Liabilities:
Notes and mortgages payable, net	$3,790,430	$3,783,851
Revolving credit facility	200,000	36,918
Accounts payable and accrued expenses	105,924	117,356
Dividends and distributions payable	24,292	25,255
Intangible liabilities, net	65,769	73,789
Other liabilities	59,091	66,004
Total liabilities	4,245,506	4,103,173
Equity:
Paramount Group, Inc. equity	3,723,510	3,785,730
Noncontrolling interests in:
Consolidated joint ventures	436,183	360,778
Consolidated real estate fund	79,243	72,396
Operating Partnership	348,740	412,058
Total equity	4,587,676	4,630,962
Total liabilities and equity	$8,833,182	$8,734,135

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Rental revenue	$163,989	$174,044	$339,414	$349,385
Fee and other income	7,129	7,299	15,690	16,347
Total revenues	171,118	181,343	355,104	365,732
Expenses:
Operating	64,313	64,736	131,327	130,197
Depreciation and amortization	58,716	60,277	117,143	120,989
General and administrative	17,901	17,695	30,150	35,138
Transaction related costs	258	182	461	918
Total expenses	141,188	142,890	279,081	287,242
Other income (expense):
Loss from unconsolidated joint ventures	(5,955)	(456)	(10,176)	(1,483)
Income from unconsolidated real estate funds	89	19	141	65
Interest and other income, net	2,252	2,583	1,256	6,483
Interest and debt expense	(36,009)	(37,213)	(72,628)	(74,137)
(Loss) income from continuing operations, before income taxes	(9,693)	3,386	(5,384)	9,418
Income tax expense	(138)	(268)	(742)	(1,406)
(Loss) income from continuing operations, net	(9,831)	3,118	(6,126)	8,012
Income from discontinued operations, net	2,147	2,056	3,668	4,162
Net (loss) income	(7,684)	5,174	(2,458)	12,174
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(405)	(2,408)	(1,919)	(5,202)
Consolidated real estate fund	1,235	(53)	1,212	(147)
Operating Partnership	584	(258)	243	(661)
Net (loss) income attributable to common stockholders	$(6,270)	$2,455	$(2,922)	$6,164

(Loss) income per Common Share - Basic:
(Loss) income from continuing operations, net	$(0.04)	$0.00	$(0.03)	$0.01
Income from discontinued operations, net	0.01	0.01	0.02	0.02
Net (loss) income per common share	$(0.03)	$0.01	$(0.01)	$0.03
Weighted average common shares outstanding	221,573,199	234,329,904	224,671,206	233,877,117

(Loss) income per Common Share - Diluted:
(Loss) income from continuing operations, net	$(0.04)	$0.00	$(0.03)	$0.01
Income from discontinued operations, net	0.01	0.01	0.02	0.02
Net (loss) income per common share	$(0.03)	$0.01	$(0.01)	$0.03
Weighted average common shares outstanding	221,573,199	234,355,864	224,671,206	233,908,236

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Reconciliation of Net (Loss) Income to FFO and Core FFO:
Net (loss) income	$(7,684)	$5,174	$(2,458)	$12,174
Real estate depreciation and amortization (including our share
of unconsolidated joint ventures)	70,546	63,721	141,486	127,409
Adjustments related to discontinued operations	-	2,348	690	4,725
FFO	62,862	71,243	139,718	144,308
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(8,711)	(11,277)	(17,680)	(23,025)
Consolidated real estate fund	1,235	(53)	1,212	(147)
FFO attributable to Paramount Group Operating Partnership	55,386	59,913	123,250	121,136
Less FFO attributable to noncontrolling interests in
Operating Partnership	(4,723)	(5,705)	(11,001)	(11,703)
FFO attributable to common stockholders	$50,663	$54,208	$112,249	$109,433
Per diluted share	$0.23	$0.23	$0.50	$0.47

FFO	$62,862	$71,243	$139,718	$144,308
Non-core items:
Our share of distributions from 712 Fifth Avenue
in excess of earnings	(920)	(1,331)	(1,308)	(61)
Other, net	324	260	627	1,083
Core FFO	62,266	70,172	139,037	145,330
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(8,711)	(11,277)	(17,680)	(23,025)
Consolidated real estate fund	1,235	(53)	1,212	(147)
Core FFO attributable to Paramount Group Operating Partnership	54,790	58,842	122,569	122,158
Less Core FFO attributable to noncontrolling interests in
Operating Partnership	(4,672)	(5,603)	(10,942)	(11,806)
Core FFO attributable to common stockholders	$50,118	$53,239	$111,627	$110,352
Per diluted share	$0.23	$0.23	$0.50	$0.47

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	221,573,199	234,329,904	224,671,206	233,877,117
Effect of dilutive securities	4,225	25,960	20,164	31,119
Denominator for FFO and Core FFO per diluted share	221,577,424	234,355,864	224,691,370	233,908,236

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of Net (Loss) Income to Same Store NOI and Same Store Cash NOI:
Net (loss) income	$(7,684)	$5,174	$(2,458)	$12,174
Add (subtract) adjustments to arrive at NOI and Cash NOI:
Depreciation and amortization	58,716	60,277	117,143	120,989
General and administrative	17,901	17,695	30,150	35,138
Interest and debt expense	36,009	37,213	72,628	74,137
Income tax expense	138	268	742	1,406
NOI from unconsolidated joint ventures	10,376	4,185	23,768	9,596
Loss from unconsolidated joint ventures	5,955	456	10,176	1,483
Fee income	(6,209)	(4,213)	(12,539)	(10,212)
Interest and other income, net	(2,252)	(2,583)	(1,256)	(6,483)
Adjustments related to discontinued operations	-	2,348	690	4,725
Other, net	169	163	320	853
NOI	113,119	120,983	239,364	243,806
Less NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(15,733)	(17,839)	(31,424)	(35,748)
Consolidated real estate fund	1,437	(6)	1,440	23
PGRE's share of NOI	98,823	103,138	209,380	208,081
Acquisitions	(8,425)	-	(17,717)	-
Dispositions / Discontinued Operations (1)	(2,147)	(5,339)	(4,358)	(9,822)
Non-cash write-offs (primarily straight-line rent receivables) (2)	7,685	-	7,685	-
Reserves for uncollectible accounts receivable (2)	1,940	91	1,940	276
Lease termination income and other, net	1,598	715	3,100	(812)
PGRE's share of Same Store NOI	$99,474	$98,605	$200,030	$197,723

NOI	$113,119	$120,983	$239,364	$243,806
Less:
Straight-line rent adjustments (including our share of unconsolidated joint ventures)	(10,037)	(10,937)	(21,841)	(22,806)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(1,701)	(2,745)	(4,533)	(5,985)
Adjustments related to discontinued operations	114	100	233	211
Cash NOI	101,495	107,401	213,223	215,226
Less Cash NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(13,716)	(15,583)	(26,918)	(30,368)
Consolidated real estate fund	1,437	(6)	1,440	23
PGRE's share of Cash NOI	89,216	91,812	187,745	184,881
Acquisitions	(6,754)	-	(13,560)	-
Dispositions / Discontinued Operations (1)	(2,261)	(5,310)	(4,591)	(9,904)
Reserves for uncollectible accounts receivable (2)	1,940	91	1,940	276
Lease termination income and other, net	1,626	737	3,047	(857)
PGRE's share of Same Store Cash NOI	$83,767	$87,330	$174,581	$174,396

(1)	Primarily represents NOI and Cash NOI from discontinued operations (1899 Pennsylvania Avenue in 2020 and 1899 Pennsylvania Avenue and Liberty Place in 2019).
(2)

Represents impairments of receivables arising from operating leases that have been consistently excluded from our same store results in prior periods as noted in our definition of these terms. In prior periods, adjustments for these items have been relatively small and as such, were included within "other".